Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
GUARANTY FINANCIAL GROUP INC.
ARTICLE I
PLAN OF LIQUIDATION
     These Amended and Restated Bylaws of Guaranty Financial Group Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), are subject to the terms of the Corporation’s (a) Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and (b) Second Amended Joint Plan of Liquidation for Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code in the case styled In re Guaranty Financial Group Inc., et al., (Jointly Administered under Case No. 09-35582-bjh), as amended and or supplemented from time to time, and any and all agreements validly entered in connection therewith (collectively, the “Plan”).
ARTICLE II
OFFICES
     The registered office of Guaranty Financial Group Inc. in the State of Delaware shall be at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be Corporation Service Company.
ARTICLE III
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the Corporation (the “Board”).
     Section 2. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as may from time to time be determined by the Board.
     Section 3. Special Meetings. Except as otherwise required by law, special meetings of the stockholders for any purpose or purposes may be called by a majority of the whole Board, the President, the Secretary, or by one or more stockholders representing a majority of the shares entitled to vote upon the issue or issues that to be voted upon at the special meeting. Special meetings of the stockholders may be called at such place and on such date and at such time as fixed by the appropriate person calling such special meeting of the stockholders. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.
     Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these Bylaws.
     Section 5 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.
     Section 6. Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the stockholders, present in person or by proxy, may adjourn the meeting from time to time, without notice to the stockholders, until a quorum is present, if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 7. Order of Business. At each meeting of the stockholders, the President, or such person authorized by the President, shall serve as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.
     Section 8. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.
     Section 9. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation:
     (a) on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or
     (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class, present in person or represented by proxy, shall be the act of such class. Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.
     Section 10. Inspectors. Either the Board or, in the absence of a designation of inspectors by the Board, the chairman of any meeting of stockholders may, in its or such person’s discretion, appoint one or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.
     Section 11. Advance Notification. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) otherwise brought before the meeting by or at the direction of the Board; or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the procedures in Article IV, Section 3 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered or mailed and received at the principal executive offices of the Corporation, not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; provided, that the first such anniversary date occurring after the effective date of these Bylaws shall be deemed to be May 18, 2011, and provided, further however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board pursuant to Section 2 of this Article II) more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 11 and except that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities and Exchange Act of 1934, as amended, and is to be included in the Corporation’s proxy statement for an annual meeting of the stockholders shall be deemed to comply with the requirements of this Section 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

ARTICLE IV
BOARD OF DIRECTORS
     Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 2. Number, Qualification and Election.
     (a) Number. Except as otherwise fixed by or pursuant to the provisions of Article VI of the Certificate of Incorporation or the Plan, the number of the directors of the Corporation may be increased or decreased as specified from time to time by the Board.
     (b) Election. Except as otherwise provided by law, the Certificate of Incorporation or the Plan, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.
     Section 3. Notification of Nominations. Nominations for election to the Board of the Corporation at a meeting of stockholders may be made by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 3. Nominations with respect to an election of directors to be held at an annual meeting, other than those nominations made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; provided, that the first such anniversary date occurring after the effective date of these Bylaws shall be deemed to be May 11, 2012, and provided, further however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board pursuant to Section 2 of Article II) more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Nominations with respect to an election of directors to be held at a special meeting of stockholders, other than nominations made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class mail, postage prepaid, to the Secretary and received no later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Each notice under this Section 3 shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation that are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation, the Plan or these Bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. Notice of any adjourned meeting shall be given as set forth in Section 8 of this Article III. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called and noticed.
     Section 5. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
     Section 6. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding day not a legal holiday.
     Section 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the Secretary upon the request of a majority of the directors.
     Section 8. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by facsimile, telegraph or electronic mail transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.
     Section 9. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation, the Plan or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
     Section 10. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
     Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.
     Section 12. Resignation; Removal; Vacancies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, the DGCL or the U.S. Bankruptcy Code, the Plan shall govern the appointment, removal and/or resignation of the directors of the Corporation

     Section 13. Compensation. Except as otherwise indicated by or pursuant to the provisions of the Certificate of Incorporation or the Plan, no director of the Corporation shall be entitled to compensation, in the form of salary or otherwise, in connection with his service as a director of the Corporation.
ARTICLE V
OFFICERS
     Section 1. Service. Except as otherwise indicated by or pursuant to the provisions of the Certificate of Incorporation, the DGCL or the U.S. Bankruptcy Code, the Plan shall govern the appointment, removal and/or resignation of the officers of the Corporation.
     Section 2. President. The President shall have general supervision and direction of the business and affairs of the Corporation (subject to the control of the Board) and shall see that all orders and resolutions of the Board are carried into effect. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same. The President, or his designee, shall vote all securities held by the Corporation.
     Section 3. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, and of the stockholders and to attend and record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provision of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Board.
ARTICLE VI
INDEMNIFICATION
     Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of any such subsidiary or another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of any such subsidiary or another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 3. Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case as permitted by applicable law and upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a director, officer or employee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
     Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The terms “another enterprise” or “other enterprise” as used in this Article VI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enter price of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI, as the case may be.

     Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.
     Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.
     Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VI.
     Section 9. Certain Definitions. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was a director, officer or employee of such constituent corporation or any direct or indirect wholly owned subsidiary of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of any such subsidiary or another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.
     Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VII
CAPITAL STOCK
     Section 1. Certificates for Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate representing the capital stock of the Corporation in such form as may from time to time be prescribed by the Board. Certificates representing shares of stock of each class shall be issued in consecutive order and shall be numbered in the order of their issue, shall be signed by, or in the name of, the Corporation by the President and Secretary of the Corporation, and sealed with the seal of the Corporation, which may be by a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender of the certificate representing such shares to the Corporation or its transfer agent. The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
     Section 2. Transfer of Shares. Unless otherwise permitted by the Certificate of Incorporation or the Plan, ownership of the Corporation’s common stock shall be limited to the Liquidation Trustee (as such term is described in the Plan). Notwithstanding the above, any valid transfers of shares of common stock shall be made only on the books of the Corporation by the holder thereof, or by such holder’s attorney there unto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power or other evidence of succession, assignment or authority to transfer and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     Section 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the share record books of the Corporation or at such person’s last known post office address.
     Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Company shall immediately notify the Company of any loss, theft, destruction or mutilation of the certificate therefor. The Company may issue uncertificated shares, or if requested by the registered owner a new certificate or cause a new certificate to be issued, in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Company a bond in such sum and with such surety or sureties as they may direct to indemnify the Company and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     Section 5. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Company and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
     Section 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
ARTICLE VIII
SEAL
     The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal Delaware,” or such other words or figures as the Board may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Unless otherwise provided in these Bylaws or by law, it shall not be mandatory that the corporate seal or its facsimile be impressed or affixed on any document executed on behalf of the Corporation.
ARTICLE IX
FISCAL YEAR
     The fiscal year of the Corporation shall end at the close of business on December 31st in each year.

ARTICLE X
WAIVER OF NOTICE
     Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.
ARTICLE XI
AMENDMENTS
     Any Bylaw (other than this Bylaw) may be adopted, repealed, altered or amended upon such resolution by the Board, provided that such proposed action in respect thereof shall be stated in the notice of such meeting and any such action by the Board shall be effective without the necessity for any approval or ratification by the stockholders of the Corporation. The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these Bylaws only to the extent and in the manner provided in the Certificate of Incorporation.